UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 22, 2011

CUBIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9333 Balboa Avenue San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (858) 277-6780

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02(e)  Compensatory Arrangements of Certain Officers

On February 22, 2011 Registrant’s Compensation Committee updated a one year bonus plan for fiscal year 2011 for certain senior executives of Registrant.  The principal executive officer, principal financial officer and other named executive officers of Registrant will be entitled to a fiscal year 2011 bonus if the financial performance of Registrant meets selected goals with relationship to sales, earnings before interest, taxes, depreciation and amortization (EBITDA), return on net assets and earnings per share.  Each of the goals (except for return on net assets which does not change) is in excess of Registrant’s goals in those categories for fiscal year 2010.  If each goal is exactly reached, such participant’s bonus would be 50% of base salary for fiscal year 2011.  The bonus would be increased by 2.5% for each 1% achievement above goal, with a maximum of an additional bonus of 25% of base salary.  The bonus would be decreased by 3% up to 5% for each 1% shortfall in goals, so that attaining only 75% of any goal would result in no bonus allocation from that category.  For 2011 there will be a floor of 10% of salary and a ceiling of 75% of salary. The amounts paid in fiscal year 2010 are shown in the 2010 Proxy Statement compensation analysis, but an exact amount for fiscal year 2011 cannot be determined at this time.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on February 22, 2011.  Matters voted upon were (1) election of directors, (2) ratification of the Board’s selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2011, (3) Advisory Vote on Executive Compensation, and (4) frequency of Advisory Vote on Executive Compensation.

The final vote results are as follows:

1.  Election of Directors

Director	For	Against	Withheld	Broker Non-Votes
Walter J. Zable	23,315,003	—	478,231	1,934,970
Walter C. Zable	23,510,650	—	282,584	1,934,970
Bruce G. Blakley	23,578,841	—	214,393	1,934,970
William W. Boyle	21,656,753	—	2,136,481	1,934,970
Edwin A. Guiles	23,575,561	—	217,673	1,934,970
Robert S. Sullivan	23,520,106	—	273,128	1,934,970
John H. Warner, Jr.	23,635,524	—	157,710	1,934,970

	For	Against	Abstain	Broker Non-Votes
2. Ratification of Independent Auditors	25,639,902	79,170	9,132	0

	For	Against	Abstain	Broker Non-Votes
3. Approval of Executive compensation Vote (non-binding)	22,835,610	214,740	742,884	1,934,970

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
4.Frequency of Executive Compensation Vote (non-binding)	20,196,572	169,125	2,653,383	774,154	1,934,970

Item  8.01  Other Events

In accordance with the frequency vote reported in paragraph 4 of Item 5.07 above, the Board has determined to submit to a Shareholder Advisory Vote on Executive Compensation each year.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2011	CUBIC CORPORATION

	By:	/s/ William L. Hoese
William L. Hoese, General Counsel